UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 7, 2011
(Date of earliest event reported):

INNODATA ISOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 371-8000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)
Innodata Isogen, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 7, 2011. At the Annual Meeting of Stockholders the Company’s Stockholders (1) elected all six of the Company’s nominees for director; (2) approved the appointment of J.H. Cohn LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2011; (3) approved on an advisory basis the compensation of the Company’s named executive officers; (4) approved on an advisory basis holding future advisory votes on the compensation of the Company’s named executive officers every one year; and (5) approved the Innodata Isogen, Inc. 2009 Stock Plan, as amended and restated.

(b)	The following matters set forth in the Company’s Proxy Statement dated April 22, 2011 were voted upon with the results indicated below:

Proposal #1- Election of Directors:

Name	For	Withheld	Broker Non-Votes
Jack S. Abuhoff	8,649,261	2,680,201	11,820,849
Haig S. Bagerdjian	8,707,987	2,621,475	11,820,849
Louise C. Forlenza	8,684,912	2,644,550	11,820,849
Stewart R. Massey	8,708,812	2,620,650	11,820,849
Todd H. Solomon	6,885,329	4,444,133	11,820,849
Anthea C. Stratigos	8,709,197	2,620,265	11,820,849

Proposal #2- Ratification of the selection and appointment of J.H. Cohn LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011:

For	Against	Abstain
23,005,968	108,175	36,168

Proposal #3- Approval, on an advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
7,007,125	3,695,451	626,886	11,820,849

Proposal #4- Approval, on an advisory basis, on the frequency of holding future advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain
7,111,532	1,498,923	775,474	1,943,533

Proposal #5- Approval of the Innodata Isogen, Inc. 2009 Stock Plan, as amended and restated:

For	Against	Withheld	Broker Non-Votes
6,849,854	3,855,936	623,672	11,820,849

(d)
Based on the results set forth in Proposal #4 above, which is consistent with the recommendation of the Company’s Board of Directors, the Board of Directors has determined that future advisory votes on the compensation of the Company’s named executive officers will take place on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of the named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA ISOGEN, INC.

Date: June 10, 2011	By:	/s/ Amy R. Agress
Amy R. Agress
Vice President and General Counsel